Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:    William P. Hornby, CPA

                  whornby@centurybank.com

Phone:       781-393-4630

Fax:            781-393-4071

CENTURY BANCORP, INC. ANNOUNCES 7th CONSECUTIVE YEAR OF RECORD EARNINGS FOR

2016, UP 6.6%; ASSET GROWTH TO RECORD SIZE OF $4.5 BB; REGULAR DIVIDEND DECLARED

Medford, MA, January 17, 2017—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $24,534,000 for the year ended December 31, 2016, or $4.41 per Class A share diluted, an increase of 6.6% compared to net income of $23,021,000, or $4.13 per Class A share diluted, for the same period a year ago. Total assets increased 13.1% from $3.9 billion at December 31, 2015 to $4.5 billion at December 31, 2016. For the quarter ended December 31, 2016, net income totaled a record $6,500,000 or $1.17 per Class A share diluted, an increase of 8.9% compared to net income of $5,971,000, or $1.07 per Class A share diluted, for the same period a year ago.

Net interest income totaled $74.1 million for the year ended December 31, 2016 compared to $70.0 million for the same period in 2015. The 5.9% increase in net interest income for the period is primarily due to an increase in average earning assets. The net interest margin decreased from 2.18% on a fully taxable equivalent basis in 2015 to 2.12% for the same period in 2016. This was primarily the result of a decrease in rates on earning assets. The average balances of earning assets increased by 10.3% combined with a similar increase in average deposits. Also, interest expense increased 12.3% as a result of an increase in deposit balances.

The provision for loan losses increased by $1,175,000 from $200,000 for the year ended December 31, 2015 to $1,375,000 for the same period in 2016, primarily as a result of an increase in loan balances. The Company’s effective tax rate decreased from 2.3% in 2015 to (1.5%) in 2016 primarily as a result of an increase in tax-exempt income.

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At December 31, 2016, total equity was $240.0 million compared to $214.5 million at December 31, 2015. The Company’s equity increased primarily as a result of earnings and a decrease in other comprehensive loss, net of taxes, offset somewhat by dividends paid. Other comprehensive loss, net of taxes, decreased primarily as a result of a decrease in unrealized losses on securities transferred from available-for-sale to held-to-maturity and amortization of the pension liability. This was offset, somewhat, by an increase in unrealized losses on securities available-for-sale.

The Company’s leverage ratio stood at 6.28% at December 31, 2016, compared to 6.79% at December 31, 2015. The decrease in the leverage ratio was due to an increase in quarterly average assets, offset somewhat by an increase in stockholders’ equity. Book value as of December 31, 2016 was $43.11 per share compared to $38.53 at December 31, 2015.

The Company’s allowance for loan losses was $24.4 million or 1.27% of loans outstanding at December 31, 2016, compared to $23.1 million or 1.33% of loans outstanding at December 31, 2015. The change in the ratio of the allowance for loan losses to loans outstanding, when compared to December 31, 2015, was primarily due to changes in portfolio composition and lower historical loss rates. Non-performing assets totaled $1.1 million at December 31, 2016, compared to $2.3 million at December 31, 2015.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable February 15, 2017 to stockholders of record on February 1, 2017.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-seven full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	December 31, 2016	December 31, 2015
Assets
Cash and Due From Banks	$62,400	$52,877
Federal Funds Sold and Interest-bearing Deposits In Other Banks	173,751	167,847
Short-term Investments	3,183	3,233
Securities Available-for-Sale (AFS)	499,297	404,623
Securities Held-to-Maturity	1,653,986	1,438,903
Federal Home Loan Bank of Boston stock, at cost	21,042	28,807
Loans:
Commercial & Industrial	612,503	452,235
Municipal	135,418	85,685
Construction & Land Development	14,928	27,421
Commercial Real Estate	696,173	721,506
Residential Real Estate	241,357	255,346
Consumer and Other	11,697	11,323
Home Equity	211,857	178,020

Total Loans	1,923,933	1,731,536
Less: Allowance for Loan Losses	24,406	23,075

Net Loans	1,899,527	1,708,461
Bank Premises and Equipment, net	23,417	24,106
Accrued Interest Receivable	9,645	8,002
Goodwill	2,714	2,714
Other Assets	113,646	107,868

Total Assets	$4,462,608	$3,947,441

Liabilities
Demand Deposits	$689,286	$541,955
Interest Bearing Deposits:
Savings and NOW Deposits	1,304,394	1,070,585
Money Market Accounts	1,181,179	989,094
Time Deposits	478,359	473,426

Total Interest Bearing Deposits	2,963,932	2,533,105

Total Deposits	3,653,218	3,075,060
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	182,280	197,850
Other Borrowed Funds	293,000	368,000

Total Borrowed Funds	475,280	565,850
Other Liabilities	57,986	55,904
Subordinated Debentures	36,083	36,083

Total Liabilities	4,222,567	3,732,897
Total Stockholders’ Equity	240,041	214,544

Total Liabilities & Stockholders’ Equity	$4,462,608	$3,947,441

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter and Year ended December 31, 2016 and 2015

(in thousands)

	Quarter ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Interest Income:
Loans	$14,384	$13,531	$57,764	$52,128
Securities Held-to-Maturity	8,501	8,015	32,679	34,388
Securities Available-for-Sale	1,474	842	5,020	3,141
Federal Funds Sold and Interest-bearing Deposits In Other Banks	330	108	1,236	436

Total Interest Income	24,689	22,496	96,699	90,093
Interest Expense:
Savings and NOW Deposits	1,161	768	4,020	2,817
Money Market Accounts	1,057	762	3,542	3,038
Time Deposits	1,490	1,293	5,706	4,887
Securities Sold Under Agreements to Repurchase	109	116	472	487
Other Borrowed Funds and Subordinated Debentures	2,110	2,335	8,877	8,905

Total Interest Expense	5,927	5,274	22,617	20,134

Net Interest Income	18,762	17,222	74,082	69,959
Provision For Loan Losses	200	—	1,375	200

Net Interest Income After
Provision for Loan Losses	18,562	17,222	72,707	69,759
Other Operating Income
Service Charges on Deposit Accounts	2,025	1,944	7,907	7,732
Lockbox Fees	733	753	3,164	3,211
Net Gain on Sales of Investments	—	424	64	594
Net Gain on Sales of Loans	—	292	1,331	1,034
Other Income	942	1,035	3,756	3,422

Total Other Operating Income	3,700	4,448	16,222	15,993
Operating Expenses
Salaries and Employee Benefits	9,688	9,895	40,048	38,596
Occupancy	1,508	1,495	6,147	6,116
Equipment	758	677	2,845	2,626
FDIC Assessment	399	550	1,902	2,152
Other	3,803	3,177	13,815	12,708

Total Operating Expenses	16,156	15,794	64,757	62,198

Income Before Income Taxes	6,106	5,876	24,172	23,554
Income Tax (Benefit) Expense	(394)	(95)	(362)	533

Net Income	$6,500	$5,971	$24,534	$23,021

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	December 31, 2016	December 31, 2015
Assets
Cash and Due From Banks	$71,023	$67,700
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	235,339	157,765
Securities Available-For-Sale (AFS)	498,654	454,638
Securities Held-to-Maturity (HTM)	1,533,032	1,603,530
Total Loans	1,838,136	1,507,546
Less: Allowance for Loan Losses	23,872	22,559

Net Loans	1,814,264	1,484,987
Unrealized (Loss)Gain on Securities AFS and HTM Transfers	(9,504)	(14,430)
Bank Premises and Equipment	23,656	24,261
Accrued Interest Receivable	8,390	7,537
Goodwill	2,714	2,714
Other Assets	113,924	103,918

Total Assets	$4,291,492	$3,892,620

Liabilities
Demand Deposits	$609,159	$518,161
Interest Bearing Deposits:
Savings and NOW Deposits	1,322,714	1,139,449
Money Market Accounts	1,041,404	951,197
Time Deposits	452,562	408,711

Total Interest Bearing Deposits	2,816,680	2,499,357

Total Deposits	3,425,839	3,017,518
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	222,956	245,276
Other Borrowed Funds	321,891	338,025

Total Borrowed Funds	544,847	583,301
Other Liabilities	57,602	51,247
Subordinated Debentures	36,083	36,083

Total Liabilities	4,064,371	3,688,149
Total Stockholders’ Equity	227,121	204,471

Total Liabilities & Stockholders’ Equity	$4,291,492	$3,892,620

Total Average Earning Assets—QTD	$4,287,001	$3,771,711

Total Average Earning Assets—YTD	$4,105,161	$3,723,479

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	December 31, 2016	December 31, 2015
Performance Measures:
Earnings per average Class A share, diluted, quarter	$1.17	$1.07
Earnings per average Class A share, diluted, year	$4.41	$4.13
Return on average assets, year	0.57%	0.59%
Return on average stockholders’ equity, year	10.80%	11.26%
Net interest margin (taxable equivalent), quarter	2.04%	2.12%
Net interest margin (taxable equivalent), year	2.12%	2.18%
Efficiency ratio, year—Non-GAAP (1)	62.7%	64.1%
Book value per share	$43.11	$38.53
Tangible book value per share—Non-GAAP (1)	$42.62	$38.04
Capital / assets	5.38%	5.44%
Tangible capital / tangible assets—Non-GAAP (1)	5.32%	5.37%
Common Share Data:
Average Class A shares outstanding, diluted, quarter & year	5,567,909	5,567,909
Shares outstanding Class A	3,600,729	3,600,729
Shares outstanding Class B	1,967,180	1,967,180

Total shares outstanding at period end	5,567,909	5,567,909

Asset Quality and Other Data:
Allowance for loan losses / loans	1.27%	1.33%
Nonaccrual loans	$1,084	$2,336
Nonperforming assets	$1,084	$2,336
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$3,526	$2,893
Net (recoveries)charge-offs, year-to-date	$(45)	$(557)
Leverage ratio	6.28%*	6.79%*
Common equity tier 1 risk weighted capital ratio	10.41%*	10.04%*
Tier 1 risk weighted capital ratio	11.70%*	11.55%*
Total risk weighted capital ratio	12.72%*	12.54%*
Total risk weighted assets	$2,398,796 *	$2,325,258 *
* computed utilizing Basel III regulatory capital framework.
(1) Non-GAAP Financial Measures are reconciled in the following tables:
Calculation of Efficiency ratio:
Total operating expenses(numerator)	$64,757	$62,198

Net interest income	$74,082	$69,959
Total other operating income	16,222	15,993
Tax equivalent adjustment	12,917	11,140

Total income(denominator)	$103,221	$97,092

Efficiency ratio, year—Non-GAAP	62.7%	64.1%

Calculation of tangible book value per share:
Total stockholders’ equity	$240,041	$214,544
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$237,327	$211,830

Total shares outstanding at period end(denominator)	5,567,909	5,567,909
Tangible book value per share—Non-GAAP	$42.62	$38.04

Book value per share—GAAP	$43.11	$38.53

Calculation of tangible capital / tangible assets:
Total stockholders’ equity	$240,041	$214,544
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$237,327	$211,830

Total assets	$4,462,608	$3,947,441
Less: goodwill	2,714	2,714

Tangible assets(denominator)	$4,459,894	$3,944,727

Tangible capital / tangible assets—Non-GAAP	5.32%	5.37%

Capital / assets—GAAP	5.38%	5.44%